MACOM Announces Appointment of Raj Shanmugaraj to its Board of Directors

LOWELL, MA, January 4, 2024 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor products, today announced the appointment of Murugesan “Raj” Shanmugaraj as an independent director to MACOM’s Board of Directors (the “Board”), effective January 4, 2024. Mr. Shanmugaraj will serve on the Compensation and Nominating and Governance Committees of the Board.

Mr. Shanmugaraj brings extensive telecommunications experience to the Board, having led the development of innovative products, including packet switching and optical systems and components. Mr. Shanmugaraj currently serves as the Senior Vice President and General Manager of the Coherent Products and Components Group at Cisco Systems, Inc. (“Cisco”), which he joined in March 2021 when Acacia Communications, Inc. (“Acacia”), was acquired by Cisco. Mr. Shanmugaraj served as President and Chief Executive Officer and a member of the board of directors of Acacia for over ten years. In 2017, Mr. Shanmugaraj was awarded the Ernst & Young Entrepreneur of the Year Regional Award.

Prior to joining Acacia, Mr. Shanmugaraj served in leadership roles for various technology companies, including Alcatel-Lucent and as the founder and Chief Executive Officer of Astral Point Communications. Mr. Shanmugaraj holds an M.S. in electrical and computer engineering from the University of Iowa and a B.E. (Honors) in electronics and communications from the National Institute of Technology, Trichy.

“We are pleased to welcome Raj to MACOM’s Board of Directors,” said Stephen G. Daly, President, Chief Executive Officer and Chair of the Board. “Raj has a track record of successful leadership and extensive industry experience, and we look forward to his future contributions.”

About MACOM

MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Datacenter industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts. To learn more visit www.macom.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, information concerning Mr. Shanmugaraj’s expertise and expected future contributions to MACOM’s Board.

These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including, among other things, our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.